UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                         CROWN CORK & SEAL COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                         Crown Cork & Seal Company, Inc.
                                  One Crown Way
                        Philadelphia, Pennsylvania 19154
                         -----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      2001

                         -----------------------------




      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CROWN CORK & SEAL COMPANY, INC. (the "Company") will be held at the Company's Technical Center located at 11535 South Central Avenue, Alsip, Illinois on the 26th day of April 2001 at 9:30 a.m. to elect Directors; to consider and act upon the resolution to adopt the 2001 Stock-Based Incentive Compensation Plan, which resolution the Board of Directors unanimously recommends; to consider and act upon a Shareholder proposal (if properly presented) regarding a Maximize Value Resolution, which proposal the Board of Directors unanimously opposes; and to transact such other business that may properly come before the Meeting.

      The stock transfer books of the Company will not be closed prior to the Meeting. Only Shareholders of Common Stock of record as of the close of business on March 13, 2001 will be entitled to vote.




                                          By Order of the Board of Directors

                                                 WILLIAM T. GALLAGHER
                                              Vice President, Secretary &
                                                    General Counsel


Philadelphia, Pennsylvania 19154
March 23, 2001



            WE CORDIALLY INVITE YOU AND HOPE THAT YOU WILL ATTEND THE
              MEETING IN PERSON, BUT, IF YOU ARE UNABLE TO ATTEND,
             THE BOARD OF DIRECTORS REQUESTS THAT YOU SIGN THE PROXY
             AND RETURN IT, WITHOUT DELAY, IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                         Crown Cork & Seal Company, Inc.
                                  One Crown Way
                        Philadelphia, Pennsylvania 19154
--------------------------------------------------------------------------------

                    PROXY STATEMENT - MEETING, April 26, 2001

To All Shareholders:

      The accompanying Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 26, 2001, and, if properly executed, shares represented thereby will be voted by the named Proxies at such Meeting. The cost of soliciting proxies will be borne by the Company. The Company has engaged D.F. King & Co., Inc. ("King") to assist in the solicitation of proxies for a fee of $7,000 plus reimbursement for out-of-pocket expenses and certain additional fees for services rendered by King in connection with such solicitation. Certain Officers and employees of the Company may also solicit proxies by mail, telephone, facsimile or in person without any extra compensation. Any Shareholder giving a Proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated Proxy, or by voting in person at the Meeting.

      The persons named as Proxies were selected by the Board of Directors of the Company, and all are Officers of the Company.

      The Annual Report for the year ended December 31, 2000, containing audited financial statements, is being mailed to Shareholders contemporaneously with this Proxy Statement, i.e., on or about March 23, 2001.

      On March 1, 2001, there were 125,621,342 outstanding shares of Common Stock, par value $5.00 per share ("Common Stock").

      Shareholders of Common Stock of record as of March 13, 2001 are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of Shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business. Proxies solicited herein will be voted, and if the person solicited specifies by means of the ballot provided in the Proxy a choice with respect to matters to be acted upon, the shares will be voted in accordance with such specification. Votes withheld from Director nominees, abstentions and broker non-votes will be counted in determining the presence of a quorum. Under Pennsylvania law and the Company's By-Laws, votes withheld from Director nominees, abstentions and broker non-votes are not considered to be "votes" and, therefore, will not be given effect either as affirmative or negative votes. Directors are elected by plurality vote. Other matters are determined by a majority of the votes cast.

      Other than as listed on the following page, the Company has, to its knowledge, no other beneficial owner of more than 5 percent of the Common Stock outstanding as of March 1, 2001.

--------------------------------------------------------------------------------
                      Security Ownership of Certain Beneficial Owners
                   Amount and Percentage of Common Stock of the Company
                      Owned Beneficially, Directly or Indirectly (1)

                                                              Common
Name and Address of Beneficial Owner                          Shares                %
----------------------------------------------------------------------------------------
Capital Research and Management Company(2)                  17,540,200           13.96%
AXA Financial, Inc. and certain of its affiliates(3)        12,707,247           10.12%
Capital Group International, Inc.(4)                         9,037,020            7.19%
Merrill Lynch & Co., Inc.
(on behalf of Merrill Lynch Investment Managers)(5)          6,578,169            5.24%
                       --------------------------------------------

(1) Based on information filed with the Securities and Exchange Commission. Percentages are derived using the outstanding shares of Common Stock as of March 1, 2001.

(2) Capital Research and Management Company, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is located at 333 South Hope Street, Los Angeles, CA 90071. Capital Research and Management Company reported that it had sole dispositive power with respect to 17,540,200 shares of Common Stock.

(3) AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, all located at 370, rue Saint Honore, 75001 Paris, France, and AXA Courtage Assurance Mutuelle, located at 26, rue Louis le Grand, 75002 Paris, France, as a group act as parent holding company of AXA, located at 25, avenue Matignon, 75008 Paris, France. AXA is the parent holding company of AXA Financial, Inc., located at 1290 Avenue of the Americas, New York, NY 10104, which in turn is the parent holding company of Alliance Capital Management L.P., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The parent holding companies named above report that they may be deemed to be the beneficial owners of the 12,707,247 shares of Common Stock for which Alliance Capital Management L.P. has sole dispositive power, including 6,732,053 shares of Common Stock for which Alliance Capital Management L.P. has sole voting power and 1,161,140 shares of Common Stock for which Alliance Capital Management L.P. has shared voting power.

(4) Capital Group International, Inc., a parent holding company of a group of investment management companies, is located at 11100 Santa Monica
     Boulevard, Los Angeles, CA 90025. Capital Group International, Inc. reported that it had sole dispositive power with respect to 9,037,020 shares of Common Stock, including 8,906,420 shares of Common Stock for which Capital Group International, Inc. has sole voting power.

(5) Merrill Lynch & Co., Inc., located at World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381, is the parent holding company of Merrill Lynch Investment Managers, an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, which is an operating division of Merrill Lynch & Co., Inc. consisting of Merrill Lynch & Co., Inc.'s indirectly-owned asset management subsidiaries. Merrill Lynch & Co., Inc., on behalf of Merrill Lynch Investment Managers, reported that it had shared voting and shared dispositive power with respect to 6,578,169 shares of Common Stock.

                              ELECTION OF DIRECTORS

      The persons named in the Proxy shall vote the shares for the nominees listed below, all of whom are now Directors of the Company, to serve as Directors for the ensuing year or until their successors shall be elected. None of the persons named as a nominee for Director has indicated that he or she will be unable or will decline to serve. In the event that any of the nominees are unable or decline to serve, which the Nominating Committee of the Board of Directors does not believe will happen, the persons named in the Proxy will vote for the remaining nominees and others who may be selected by the Nominating Committee.

      The By-Laws of the Company provide for a variable number of Directors from 8 to 18. The Board of Directors has currently fixed the number of Directors at
9. It is intended that the Proxies will be voted for the election of the 9 nominees named below as Directors, and no more than 9 will be nominated. None of the nominees, during the last five years, was involved as a defendant in any legal proceedings that could adversely affect his or her capacity to serve as a member of the Board of Directors. The principal occupations stated below are the occupations which the nominees have had during the last five years.

      The Board of Directors recommends that Shareholders vote FOR election of each of the nominees named below. The names of the nominees and information concerning them and their associations as of March 1, 2001, as furnished by the nominees, follow:

                                                                                Year            Amount and Percentage of
                                                                               Became       Securities of the Company Owned
   Name                 Age             Principal Occupation                  Director   Beneficially, Directly or Indirectly
------------------------------------------------------------------------------------------------------------------------------
                                                                                               Common
                                                                                               Shares            %
                                                                                               ------          ------
Jenne K. Britell          58        Chairman and Chief Executive Officer         2000           21,810          0.017%
(b), (e)                            of Structured Ventures; former
                                    President, Global Commercial Banking
                                    and Executive Vice President, Global
                                    Consumer Finance of GE Capital; also a
                                    Director of CentraLink, Circles and
                                    U.S.-Russia Investment Fund

John W. Conway            55        Chairman of the Board, President and         1997        6,143,100          4.890%
(a), (e), (1), (2)                  Chief Executive Officer; also a Director
                                    of West Pharmaceutical Services and
                                    PPL Corporation

Arnold W. Donald          46        Chairman and Chief Executive Officer of      1999           25,617          0.020%
(c)                                 Merisant Company; former Senior Vice
                                    President of Monsanto Company; also a
                                    Director of Oil-Dri Corporation of
                                    America, Belden and Carnival
                                    Corporation

Marie L. Garibaldi        66        Former Associate Justice of the Supreme      2000            7,617          0.006%
(b)                                 Court of New Jersey








                                                             4

                                                                                Year            Amount and Percentage of
                                                                               Became       Securities of the Company Owned
   Name                 Age             Principal Occupation                  Director   Beneficially, Directly or Indirectly
------------------------------------------------------------------------------------------------------------------------------
                                                                                               Common
                                                                                               Shares            %
                                                                                               ------          ------

John B. Neff              69        Former Portfolio Manager of Wellington       1999          150,617          0.120%
(b), (d), (e)                       Management Company; also a Director of
                                    CGU Corporation (U.S.), Greenwich
                                    Associates, Amkor Technology and
                                    Ani-Motion; also on the Executive Board
                                    of Invemed Catalyst Fund

James L. Pate             65        Chairman of Pennzoil-Quaker State            1999           15,017          0.012%
(c)                                 Company; also a Director of Bowater
                                    Incorporated

Thomas A. Ralph           60        Partner, Dechert Price & Rhoads              1998            6,317          0.005%
(b)

Alan W. Rutherford        57        Vice Chairman of the Board, Executive        1991        6,110,788          4.864%
(a), (e), (2), (3)                  Vice President and Chief Financial Officer

Harold A. Sorgenti        66        Managing Partner of Sorgenti                 1990           21,367          0.017%
(a), (c), (d), (e)                  Investment Partners; Chairman and CEO
                                    of SpecChem International Holdings;
                                    Chairman and CEO of Sorgenti Chemical
                                    Industries; also a Director of
                                    Provident Mutual Life Insurance Company

                                   -------------------------------------------------------
(a)  Member of the Executive Committee                            (d)  Member of the Nominating Committee
(b)  Member of the Audit Committee                                (e)  Member of the Strategic Committee
(c)  Member of the Executive Compensation Committee
                                    -------------------------------------------------------

(1) Includes 322,750 shares of Common Stock subject to presently exercisable options held by Mr. Conway.
(2) Includes 5,740,815 shares of Common Stock held in the Crown Cork & Seal Company, Inc. Master Retirement Trust on behalf of various Company pension plans (the "Trust Shares"). Under the Master Retirement Trust, the Benefits Plan Investment Committee (the "Investment Committee") has sole voting and dispositive power with respect to the Trust Shares. As members of the Investment Committee, Mr. Conway and Mr. Rutherford may be deemed to beneficially own the Trust Shares.
(3) Includes 291,000 shares of Common Stock subject to presently exercisable options held by Mr. Rutherford.

      As of March 1, 2001, all Directors and Executive Officers of the Company as a group of 14, including the above, are beneficial owners of 6,950,019 shares of Common Stock (including 5,740,815 shares of Common Stock which may be deemed to be beneficially owned by certain Directors and Executive Officers by virtue of their membership on the Investment Committee of the Company Master Retirement Trust and 785,251 shares of Common Stock subject to presently exercisable options held by certain Directors and Executive Officers), constituting 5.53% of the outstanding Common Stock.

      The Directors and Executive Officers of the Company have sole voting and investment power in respect to the securities of the Company listed in the table above, except as to the shares held in the aforementioned trust, with respect to which the trustees have shared voting and investment power, and except as otherwise noted.

      On September 29, 1998, Messrs. Conway and Rutherford and William J. Avery, former Chairman of the Board and Chief Executive Officer, borrowed money from the Company and used this money to purchase shares of Common Stock from the Company. The loan amounts were $2,650,000 for Mr. Avery, $742,000 for Mr. Conway and $795,000 for Mr. Rutherford. All of these loans were to be repaid by September 29, 2001 and bear interest at the prime rate less 1%. These amounts remained outstanding at December 31, 2000, except that Mr. Rutherford had reduced the principal amount of his loan to $540,000. In January 2001, Messrs. Conway and Rutherford reduced the principal amount owed on their loans to $517,000 and $150,000, respectively, by relinquishing to the Company their earned and accrued rights to Company-paid insurance on their lives. In February 2001, the Company's Board of Directors extended the due date of the loans to September 29, 2006 and agreed that, starting January 1, 2001, interest on the loans will accrue but not be payable until the due date.

      The Company and its subsidiaries utilized the services of Dechert Price & Rhoads during 2000. Thomas A. Ralph, a Director of the Company, is a partner in that law firm.

                          BOARD MEETINGS AND COMMITTEES

      In 2000, there were ten meetings of the Board of Directors and no meetings of the Executive Committee.

      Each incumbent Director of the Company attended at least 75% of the aggregate meetings held by the Board of Directors and by the Committees on which he or she served.

      Directors who are not employees of the Company are paid $40,000 annually as base Director's fees (of which $25,000 is paid in Company Common Stock valued at market price when paid) and $750 per meeting attended. In addition, a non-employee Director who is Chairperson of a Committee is paid $10,000 annually, while non-employee Director Committee members are paid $7,000 annually, with an attendance fee of $1,000 per meeting. In addition, each non-employee Director has been granted 3,000 shares of Company Common Stock subject to certain restrictions which lapse as to one-fifth of such shares each year over a five-year period. The Company discontinued the Pension Plan for Outside Directors as to future Directors elected after July 24, 1997. Non-employee Directors first elected to the Board of Directors on or before July 24, 1997 continue to participate in the Company's Pension Plan for Outside Directors which provides monthly retirement benefits equal to 1/12 of the sum of
(x) 50% of the base annual  Director's fees paid to  non-employee  Directors and
(y) 10% of the base annual Director's fees for each full year of service in excess of five, up to an annual maximum benefit of 100% of the base annual Director's fee. Non-employee Directors may also participate in the Company's Deferred Compensation Plan for Directors which permits Directors to defer receipt of all, or any part, of their Director's fees, which deferred fees accrue interest at a rate equal to the current interest rate on the Company's commercial paper.

      In 2000, the Audit Committee had seven meetings. The Audit Committee provides assistance to the Board of Directors in discharging its responsibilities in connection with the oversight of the financial accounting practices of the Company and the internal controls related thereto and represents the Board of Directors in connection with the services rendered by the Company's independent accountants. The Board of Directors has determined in its business judgment that the Directors who serve on the Audit Committee are all "Independent" as defined in the listing standards of the New York Stock Exchange. The Board of Directors has adopted a written Audit Committee Charter that is included as an Appendix to this Proxy Statement.

      The Audit Committee reviewed the fees of PricewaterhouseCoopers LLP, the Company's independent accountants, for the fiscal year ended December 31, 2000. These fees were as follows: 1. Audit Fees: The aggregate fees paid by the Company for the annual audit of the Company's consolidated financial statements were $2,200,000; 2. Financial Information Systems Design and Implementation
Fees: The aggregate fees paid by the Company for information technology services relating to financial information systems design and implementation were $0; and
3. All Other Fees: The aggregate fees paid by the Company for all other services were $4,640,000.

      The Audit Committee has considered whether the non-audit fees paid to PricewaterhouseCoopers LLP are compatible with maintaining their independence as accountants.

      In 2000, the Strategic Committee met once. The Strategic Committee has the responsibility to consider and recommend changes to the Company's dividend and debt rating policies, business combinations and other extraordinary transactions, and succession planning.

      In 2000, the Executive Compensation Committee met four times. The Executive Compensation Committee is responsible for the review of the executive compensation program.

      There  were  two  meetings  of  the  Nominating  Committee  in  2000.  The
Nominating Committee is responsible for recruiting and recommending for membership on the Board of Directors candidates to fill vacancies that may occur. In recommending candidates to the Board of Directors, the Nominating Committee seeks persons of proven judgment and experience. Shareholders who wish to suggest qualified candidates may write, via Certified Mail-Return Receipt Requested, to the Office of the Secretary, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, PA 19154, stating in detail the qualifications of the persons they recommend. Shareholders must include a letter from each nominee affirming that he or she will agree to serve as a director of the Company if elected by Shareholders. However, through its own resources, the Committee expects to be able to identify an ample number of qualified candidates. See "Proposals of Shareholders" for information on bringing nominations for the Board of Directors at the 2002 Annual Meeting.

EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's five highest-paid Executive Officers during 2000:

                                                     Summary Compensation Table

                                             Annual Compensation (1)                           Long Term Compensation
                                --------------------------------------------------      -------------------------------------
                                                                                          Shares of
                                                                           Other         Common Stock   Restricted
    Name & Principal                                                      Annual          Underlying       Stock     All Other
        Position                 Year        Salary         Bonus      Compensation(2)    Options         Awards   Compensation(3)
                                              ($)            ($)           ($)              (#)            (#)          ($)
------------------------------  --------------------------------------------------      --------------------------------------
William J. Avery(4)              2000        981,600         --              --           469,000         20,000(6)     2,550
- Former Chairman of the Board   1999        927,000       598,000(5)        --           353,000          --           2,400
  and Chief Executive Officer    1998        927,000       648,950           --           234,000          --           2,400

John W. Conway(4)                2000        600,000         --              --           229,500         20,000(6)     2,550
- Chairman of the Board,         1999        525,000       254,000(5)        --           149,000          --           2,400
  President and                  1998        425,000       217,531           --            58,000          --           2,400
  Chief Executive Officer

Alan W. Rutherford(4)            2000        455,000         --              --           139,000         20,000(6)     2,550
- Vice Chairman of the Board,    1999        420,000       198,300(5)        --           100,000          --           2,400
  Executive Vice President and   1998        412,000       210,275           --            44,000          --           2,400
  Chief Financial Officer

William H. Voss                  2000        275,000         --            218,100           --            --           2,550
- Executive Vice President       1999        243,000       105,952         234,000        111,500          --           2,400
  and President - Asia-Pacific   1998        238,000        83,300         206,400         28,000          --           2,400
  Division

William R. Apted                 2000        248,000         --             81,100         35,188          --             --
- Executive Vice President       1999        158,000        41,965           --            23,188          --             --
  and President - European       1998        154,000        26,994           --               188          --             --
  Division
                                  -------------------------------------------------------

(1) The amount of perquisite and other personal benefits for Messrs. Avery, Conway & Rutherford did not exceed the lesser of $50,000 or 10% of the total of annual salary plus bonus.
(2) Nearly all of the amounts listed below for Messrs. Voss and Apted were paid in respect of their overseas service in Singapore and Paris, respectively, including overseas housing expense allowances to Mr. Voss of $72,500 in 2000, $73,700 in 1999 and $82,300 in 1998 and to Mr. Apted of $38,100 in
     2000 and also including U.S. tax equalization payments by the Company for Mr. Voss of $65,900 for 2000 and $59,100 for 1999.
(3) The amounts shown in this column represent amounts contributed to the 401(k) Retirement Savings Plan by the Company.
(4) Mr. Avery retired as the Company's Chief Executive Officer on January 5, 2001 and as a Director and Chairman of the Board on February 22, 2001. Mr Conway succeeded Mr. Avery as Chief Executive Officer on January 5, 2001 and as Chairman of the Board on February 22, 2001. Mr. Rutherford was elected Vice Chairman of the Board on February 22, 2001.
(5) Messrs. Avery, Conway and Rutherford received approximately half of the bonus earned in 1999 in restricted Company Common Stock valued at the market price when received.
(6) Each of Messrs. Avery, Conway and Rutherford received grants of 20,000 shares of restricted Company Common Stock with a value of $148,800 as of December 31, 2000. The shares of restricted Company Common Stock vest in 2001. If dividends are declared, dividends will be paid on such restricted shares.

      Effective January 3, 2000, the Company entered into employment agreements with William J. Avery (who retired in 2001), John W. Conway and Alan W. Rutherford (the "Executives") which provided for them to serve in their positions at their annual base salaries in effect in 2000. In each case, the base salary is reviewed and may be increased in accordance with the Company's regular compensation review policy. The agreements are for a continuous five-year period with automatic one-year extensions each year and will terminate at age 65. Each of the Executives shall have the opportunity to receive an annual bonus under the Company's Management Incentive Plan and awards under the Company's Stock-Based Incentive Compensation Plans commensurate with each Executive's position with the Company. The agreements also entitle each of the Executives to participate in the Company's qualified retirement plans, Senior Executive Retirement Plan and other employee benefit plans and programs in accordance with the terms of those plans and programs.

      Each of the Executives agreed that, during his employment and for two years thereafter, he shall not compete with the Company or solicit Company employees to terminate employment with the Company. The Company may waive the Executive's non-competition restriction if the Executive gives up his right to certain payments payable upon the termination of his employment under the employment agreement.

      Under the agreements, if an Executive's employment is terminated because of death or disability, the Company shall pay the Executive (or his estate, if applicable), his base salary through the date of termination, continued base salary through the calendar year in which the termination occurs, and any vested retirement, incentive or other benefits. If an Executive's employment terminates because of his retirement, the Company shall pay to the Executive his base salary through his date of retirement and any vested retirement, incentive or other benefits. If an Executive's employment with the Company is terminated for "Cause" (as defined in the employment agreements), the Company shall pay to the Executive only the base salary owed through his date of termination and his vested retirement, incentive or other benefits. If an Executive's employment is terminated by the Company without Cause or by the Executive for "Good Reason" prior to a "Change in Control" (as defined in the employment agreements), in addition to the Executive's base salary through the date of termination, the Company shall pay to the Executive a lump sum payment equal to the sum of (i) his expected annual bonus payment, (ii) any previously earned bonus payment and
(iii) an amount equal to three times the sum of the Executive's base salary and his average bonus over the prior three years. The Company shall also pay to the Executive any vested retirement, incentive or other benefits and shall continue to provide the Executive with health benefits. If an Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason during the one year period following a Change in Control, the Executive will be entitled to the same payments and benefits described in the two preceding sentences, and all stock options granted to such Executive by the Company will become fully vested and immediately exercisable. If any Executive voluntarily terminates his employment without Good Reason, the Company shall pay to the Executive his base salary through his date of termination, a pro-rated annual bonus for the year of termination, and any vested retirement, incentive or other benefits.

      To the extent any of the Executives would be subject to the excise tax under Section 4999 of the Internal Revenue Code on the amounts or benefits to be received from the Company and required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Internal Revenue Code, the Company will pay to the Executive an additional amount so that the Executive will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment

      Mr. Avery retired as Chief Executive Officer of the Company on January 5, 2001 and as a Director and Chairman of the Board on February 22, 2001. Under a retirement agreement dated January 4, 2001 between him and the Company, he has received a lump sum payment of $3,337,800; a grant of non-qualified options with a term of five years to purchase 250,000 shares of Common Stock at a price of $7.44 per share, the fair market value when granted; the accelerated vesting of previously-granted non-qualified options to purchase 234,500 shares of Common Stock which would otherwise have vested in January 2002 if Mr. Avery were then still a Company employee; and the right to receive an additional $1,555,500 if there is a change in control (as defined in the retirement agreement) of the Company prior to July 1, 2002. In the retirement agreement Mr. Avery agreed that for three years he will not compete with the Company or solicit Company employees to terminate employment with the Company. In addition, Mr. Avery entered into a two-year contract requiring him to consult with the Company as needed (for up to 35 hours per month) under which he is paid $200,000 per year and has the use of a Company-owned automobile.

                        Option Grants In Last Fiscal Year

      The Company's 1990 Stock-Based Incentive Compensation Plan and 1997 Stock-Based Incentive Compensation Plan are administered by the Executive Compensation Committee appointed by the Board of Directors. The following table provides information related to Stock Options granted under these plans in the last fiscal year to four of the five Named Executive Officers. Mr. Voss received no grant in the last fiscal year.

                       Number of              % of Total
                Securities Underlying        Option Shares
                    Options Granted       Granted to Employees      Exercise Price      Expiration         Grant Date
                        (A) (B)              in Fiscal Year          Per Share (C)        Date          Present Value (D)
---------------------------------------------------------------------------------------------------------------------------
William J. Avery        239,000                   27.35%               $22.25            01/04/10         $3,107,478
                        230,000                   26.32%                22.25            01/04/10          2,990,460
John W. Conway          229,500                   26.27%                22.25            01/04/10          2,983,959
Alan W. Rutherford      139,000                   15.91%                22.25            01/04/10          1,807,278
William R. Apted         35,000                    4.01%                19.69            02/07/10            406,882
                            188                    0.02%                16.00            11/01/05              1,302
                                  -------------------------------------------------------

(A) All options were non-statutory options, have an exercise price equal to the fair market value of the Company Common Stock on the date of grant, vest at a rate of 50% per year on the first and second anniversaries of the grant date (except for the option for 35,000 shares granted to Mr. Apted which vests at a rate of 25% per year on the first through fourth anniversaries of the grant date and the option for 188 shares granted to Mr. Apted which vests 100% on May 1, 2003), cannot be exercised sooner than January 5th (February 8th with respect to the option for 35,000 shares granted to Mr. Apted) of the year following the date of grant, and have a term of ten years.

(B) The Executive Compensation Committee administering the 1990 Stock-Based Incentive Compensation Plan and the 1997 Stock-Based Incentive Compensation Plan has the discretion, subject to plan limits, to modify terms of outstanding options and to reprice the options.

(C) The exercise price and tax withholding obligation related to exercise shall be paid either in cash or by delivery of already-owned shares valued at fair market value on the date of exercise.

(D) The Grant Date Present Value was determined using the Black-Scholes option pricing model. The following assumptions were used to estimate the Grant Date Present Value: dividend yield of 0%, ten-year risk-free interest rate of 4.974%, estimated volatility of Company Common Stock of 36.8% and estimated average expected option term of ten years. This valuation model was not adjusted for risk of forfeiture. It is important to note that options will have value to the Named Executive Officers and other recipients only if the stock price advances beyond the grant date exercise price shown in the table during the effective option period.

                   Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

                                                                                                    Value of Unexercised
                                                                    Number of Securities            In-The-Money Options
                                 Number of          Value          Underlying Unexercised              at 12/31/00 (2)
                              Shares Acquired     Realized (1)      Options at 12/31/00            Exercisable/Unexercisable
                               Upon Exercise          ($)        Exercisable/Unexercisable                  ($)
                             ----------------    -------------   -------------------------         --------------------------
William J. Avery                1990 Plan 0            0              237,300 / 239,000                   0/0
                                1994 Plan 0            0              413,500 / 166,500                   0/0
                                1997 Plan 0            0              177,000 / 527,000                   0/0

John W. Conway                  1990 Plan 0            0               10,000 /   0                       0/0
                                1994 Plan 0            0               67,000 /  20,000                   0/0
                                1997 Plan 0            0               66,250 / 370,250                   0/0

Alan W. Rutherford              1990 Plan 0            0               38,500 /   0                       0/0
                                1994 Plan 0            0               85,000 /  25,000                   0/0
                                1997 Plan 0            0               47,000 / 236,000                   0/0

William H. Voss                 1990 Plan 0            0               20,875 /  53,625                   0/0
                                1994 Plan 0            0               31,600 /  9,400                    0/0
                                1997 Plan 0            0               24,000 /  44,000                   0/0

William R. Apted                1990 Plan 0            0                3,750 /  11,250                   0/0
                                1994 Plan 0            0                6,000 /  1,688                    0/0
                                1997 Plan 0            0                2,000 /  41,376                   0/0

                                 -------------------------------------------------------

(1) Value Realized is the difference between the price of the Company Common Stock on the date exercised and the option exercise price.

(2) Value of the Unexercised Options is the difference between the closing market price on December 31, 2000 of the Company Common Stock and the option exercise price.


                               Retirement Program

      The Company maintains a Salaried Pension Plan ("Pension Plan") for certain salaried and non-union hourly employees in the United States meeting minimum eligibility requirements in which four Named Executive Officers (Mr. Avery, Mr. Conway, Mr. Rutherford and Mr. Voss) participate. The Pension Plan is designed and administered to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Pension Plan provides normal retirement benefits at age 65 based on the average of the five highest consecutive years of earnings in the last ten years. These average earnings are multiplied by 1.25%. This result is then multiplied by years of service, which yields the annual Company-funded pension benefit. Under federal law for 2001, benefits from a qualified retirement plan are limited to $140,000 per year and may be based only on the first $170,000 of an employee's annual earnings.
      For illustration purposes, the following table shows estimated maximum annual Company-funded retirement benefits payable from the Pension Plan to employees who retire at age 65, assuming the employees receive their benefit as a single life annuity, without survivor benefits:

     Final                                    Years of Service
    Average
   Earnings          25            30            35          40             45
--------------------------------------------------------------------------------
   $ 50,000       $15,625      $18,750        $21,875      $25,000      $28,125
    100,000        31,250       37,500         43,750       50,000       56,250
    150,000        46,875       56,250         65,625       75,000       84,375
    170,000        53,125       63,750         74,375       85,000       95,625
    and above

      The Company also maintains the Senior Executive Retirement Plan ("SERP") in which thirteen key executives (five of whom are now retired), including the four above-Named Executive Officers, participate. In general, the annual benefit for executives eligible to participate in the SERP is based upon a formula equal to (i) 2.25% of the average of the five highest consecutive years of earnings times years of service up to twenty years plus (ii) 1.67% of such earnings for the next fifteen years plus (iii) 1% of such earnings for years of service beyond thirty-five less (iv) Social Security old-age benefits and the Company-funded portion of the executive's Pension Plan benefits and 401(k) Retirement Savings Plan benefits. Based upon the above, the annual benefit, estimated as of December 31, 2000, under the SERP at retirement at age 65, assuming annual salary increases of 5%, would be $690,201 for Mr. Conway, $524,804 for Mr. Rutherford and $206,580 for Mr. Voss. Mr. Avery's annual benefit at his retirement was $958,568.
      Participants in the SERP may elect to take all or part of their annual retirement benefit in a lump sum at retirement, the amount of which is determined by present valuing the actuarially determined future annual payments. The SERP also provides a lump-sum death benefit of five times the annual retirement benefit and subsidized survivor benefits.
      SERP participants vest in their benefits at the earliest of five years of participation, specified retirement dates, total disability or employment termination (other than for cause) after a change in control of the Company. A "change in control" under the SERP occurs if: 1) a person (other than a Company employee benefit plan) becomes the beneficial owner of 25% or more of the voting power of the Company; 2) there is a change in the identity of a majority of Directors of the Company over any two year period; or 3) the Shareholders approve certain mergers or consolidations, a sale of substantially all of the Company's assets or a complete liquidation of the Company.

      Years of service credited under the Pension Plan and the SERP for the above-Named Executive Officers are: Mr. Avery - 41 years, Mr. Conway - 26 years, Mr. Rutherford - 27 years and Mr. Voss - 31 years.

      Employees outside of the United States are generally covered by statutory pension arrangements specific to each country, and in some countries supplemental pension plans are maintained. Mr. Apted will be entitled to a pension of $185,000 per year assuming he retires at age 65 and assuming present rates of return on investments and annual salary increases of 5%.

                          COMPARATIVE STOCK PERFORMANCE
                    Comparison of Cumulative Total Return (a)
 Crown Cork & Seal, S&P 500 Index, Dow Jones "Containers & Packaging" Index (b)

Five Year Comparison
   (The Performance Graph appears here. See the table below for plot points.)

                                                 Fiscal  Year  Ended  December  31,
                                             1995   1996    1997   1998   1999   2000
Crown Cork & Seal                            100    133     125      79     59      22
S&P 500 Index                                100    123     164     211    255     232
Dow Jones "Containers & Packaging" Index     100    125     148     133    127      82

Ten Year Comparison
   (The Performance Graph appears here. See the table below for plot points.)

                                                                     Fiscal  Year  Ended  December  31,
                                             1990    1991   1992     1993   1994   1995    1996    1997    1998    1999   2000
Crown Cork & Seal                            100     158    211      221     200   221      294    276     174     131     48
S&P 500 Index                                100     130    140      155     157   215      265    353     454     550    500
Dow Jones "Containers & Packaging" Index     100     158    175      170     176   194      243    287     257     246    160

(a) Assumes, for the five and ten year graphs, that the value of the investment in Crown Cork & Seal Common Stock and each index was $100 on December 31, 1995 and December 31, 1990, respectively, and that all dividends were reinvested.
(b) Industry index is weighted by market capitalization and is comprised of Crown Cork & Seal, Aptargroup, Ball, Bemis, Chesapeake, Owens-Illinois, Sealed Air, Smurfit-Stone Container, Sonoco Products and Temple-Inland.

        EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Executive Compensation Committee of the Board of Directors is composed entirely of independent directors and is responsible for establishing and administering the executive compensation program at Crown Cork & Seal Company, Inc. We submit this report to Shareholders describing both the principles under which the program is administered and the decisions that directly impacted the Chief Executive Officer during 2000.

Principles

      Our guiding principle is to provide a program that enables the Company to retain and motivate a team of high quality executives who will create long-term value for the Shareholders. We do this by:

     o developing an ownership-oriented program that rewards for long-term improvement in total Shareholder return;
     o integrating all facets of the executive compensation program with the Company's short and long-term objectives and strategies;
     o regularly commissioning studies of competitive pay practices within the container industry and other manufacturing companies to ensure pay opportunities are generally within competitive norms; and
     o working with independent management consultants to monitor the effectiveness of the entire program.

      In order to improve the Company's performance and continue its growth in difficult market conditions we must continue to motivate existing management as well as attract and retain experienced managers at all levels in the Company. We believe our program is closely aligned with sustained improvement in Company performance and increased Shareholder value in all economic conditions. The specific components of the program are described below.

      Base Salaries - In order to attract and retain high quality executives, we endeavor to maintain senior executive salaries within the competitive market rates as defined by the container and manufacturing industries. The competitive market includes, but is not limited to, companies of Crown's size in the container, non-durable manufacturing and general industry segments.

      Annual Incentive Bonus Awards - The Management Incentive Plan calls for the achievement of the Company's net income and other targets, as well as specific financial operating goals, before incentive awards are earned by Plan participants. These goals stem directly from the Company's strategic and operating plans. In 2000, the Plan called for the Company to achieve a specified target net income from current operations and also to substantially improve free cash flow and reduce debt levels in the Company.

      Long Term Incentives - The Committee believes that stock options and other stock-based incentives are an important link between the executive and Shareholder interests, and it is for that reason that grants have always been a part of the executive compensation program. The program administered by the Committee offers annual grants that vary in size based on the Company's and the executive's performance. As part of its ongoing review of the competitiveness and effectiveness of the Company's executive compensation programs, the
Committee annually evaluates the components of the compensation system as well as the desired mix of compensation among these components. The Committee believes that a substantial portion of the compensation paid to the Company's executives should be at risk contingent on the Company's operating and market performance. Consistent with this philosophy, the Committee will continue to place significant emphasis on stock-based compensation and performance measures, in an effort to more closely align compensation with Shareholder interests and to increase the executives' focus on the Company's long-term performance. To that end, adoption of the 2001 Stock-Based Incentive Compensation Plan was recommended by the Executive Compensation Committee and approved by the Board of Directors, subject to Shareholder approval at the Annual Meeting.

      In summary, the Committee believes that its role in administering the executive compensation program is critical to the objective of driving performance to the ultimate benefit of the Shareholders. Base salaries need to be within competitive norms so that executives will be attracted, retained and motivated to fulfill their roles and responsibilities over the long-term. This is especially important in the current economic climate with almost full employment in the United States and severe competition for experienced management. Annual incentive bonus awards deliver the message that competitive pay is received only when earnings and other strategic goals are achieved. In addition, benefits realized from long term incentives in the form of annual stock option grants and other stock-based incentives require continuous improvement in value created for the Shareholder.

Specific Decisions Impacting Compensation for the Chairman and Chief Executive Officer

      Based on the policies and practices described above, Mr. Avery's base salary was increased to $981,600 on January 1, 2000 and options to purchase 469,000 shares of Common Stock were granted at the beginning of the year. In addition, 20,000 shares of restricted stock were granted during the year. There was no bonus earned in 2000.
      Mr. Avery retired as Chief Executive Officer on January 5, 2001 and as Chairman of the Board and a Director on February 22, 2001. In connection with his retirement, the Company entered into a retirement agreement with Mr. Avery, the terms of which are described under "Executive Compensation" in this Proxy Statement. The terms of the retirement agreement were recommended by the Committee to the Company's Board of Directors, based in part on a review of those terms by independent employee benefit consultants, and approved by the Board of Directors.
      Section 162(m) of the Internal Revenue Code generally disallows a deduction for annual compensation to a public company's chief executive officer and any of the four other most highly compensated officers in excess of $1,000,000, unless such compensation is "performance based" as defined under
Section 162(m). A portion of Mr. Avery's 2000 compensation exceeded the threshold. Because the Company's costs in realizing tax benefits under Section 162(m) may outweigh those benefits, the Committee intends to maintain flexibility to pay compensation that is not entirely deductible when sound direction of the Company would make that advisable. All stock options and restricted stock granted in 2000 to Crown executive officers are "performance based."
      This report is respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors.


                                                Harold A. Sorgenti, Chairman
                                                Arnold W. Donald
                                                James L. Pate

                             AUDIT COMMITTEE REPORT

      The Audit Committee provides assistance to the Board of Directors in its oversight of the financial accounting practices of the Company and the internal controls related thereto and represents the Board of Directors in connection with the services rendered by the Company's independent accountants.

      In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with the Company's management and its independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion as to whether the financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles in the United States.

      The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent accountants the accountants' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent accountants as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

      This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.



                                                John B. Neff, Chairman
                                                Jenne K. Britell
                                                Marie L. Garibaldi
                                                Thomas A. Ralph
                                                Guy de Wouters

                  2001 STOCK-BASED INCENTIVE COMPENSATION PLAN

      The Board of Directors has adopted and recommends that the Shareholders approve the Crown Cork & Seal Company, Inc. 2001 Stock-Based Incentive
Compensation Plan (the "Plan"). The purpose of the Plan is to assist the Company, its subsidiaries and affiliates in attracting and retaining valued employees by offering them a greater stake in the Company's success and a closer identity with it and to encourage ownership of the Company's stock by such employees. The Plan will accomplish these goals by allowing eligible employees of the Company, its subsidiaries and affiliates to receive awards of deferred stock, restricted stock, options or stock appreciation rights (the "Awards"). The total number of shares of Company Common Stock available for Awards under the Plan is 6,000,000 (subject to adjustments for stock splits, stock dividends and the like) which equals approximately 4.8% of the outstanding shares of Common Stock of the Company as of March 1, 2001. No individual employee may receive more than 500,000 shares under the Plan during any calendar year. The last sales price of Company Common Stock reported on the New York Stock Exchange for March 1, 2001 was $5.58 per share.

Eligibility

      Any Officer or other key employee of the Company, a subsidiary or an affiliate (including a Director who is such an employee) is eligible to participate in the Plan.

Administration and Implementation

      A Committee designated by the Board of Directors, comprised of at least two Directors, each of whom is a non-employee outside Director, has the authority to administer the Plan. This Committee also has full authority to select the employees to whom Awards will be granted and to determine the type and amount of Awards to be granted to each eligible employee, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with holders of such Awards.

      The Committee may condition the grant of any Award upon the holder's achievement of a performance goal that is established by the Committee before the grant of the Award. A performance goal is a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the price of the Common Stock, (ii) the market share of the Company, (iii) sales by the Company, (iv) earnings per share of Common Stock, (v) return on shareholder equity of the Company, (vi) costs of the Company, (vii) cash flow of the Company, (viii) return on total assets of the Company, (ix) return on invested capital of the Company, (x) return on net assets of the Company, (xi) operating income of the Company or (xii) net income of the Company. Performance goals can also be based upon the performance of a particular business unit of the Company. The Committee will interpret the provisions of the Plan and make all determinations necessary for the administration of the Plan.

      No Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the Award, except that the Board of Directors will determine the effect of a reorganization, recapitalization, spin-off, stock split, combination, merger or any other change of corporate structure on outstanding Awards. Upon a Change in Control of the Company (as such term is defined in the Plan), however, the Committee may, in its sole discretion, fully vest outstanding Awards, cash-out outstanding Awards, terminate outstanding Options or Stock Appreciation Rights, or cause the successor company to assume outstanding Awards.

Deferred Stock Awards

      An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period or periods and will be evidenced by a Deferred Stock agreement. Amounts equal to any dividends paid during this deferral period will be paid to the holder currently, or deferred, on such terms as are determined by the Committee.

Restricted Stock Awards

      An Award of Restricted Stock is a grant to the recipient of a specified number of shares of Common Stock which are subject to forfeiture upon specified events and which are held in escrow by the Company during the restriction period. Such Award will be evidenced by a Restricted Stock agreement which will specify the duration of the restriction period and the performance, employment or other conditions under which the Restricted Stock may be forfeited to the Company. During the restriction period, the holder has the right to receive dividends on, and to vote, the shares of Restricted Stock.

Options

      An Award of Options is a grant by the Company to the recipient of the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. Grants of Options will be evidenced by Option agreements. The price per share at which Common Stock may be purchased upon exercise of an Option will be determined by the Committee, but, in the case of grants of Incentive Stock Options, will be not less than the fair market value of a share of Common Stock on the date of grant. The Option price per share for Non-Qualified Options may be less than the fair market value of a share of Common Stock on the date of the grant.

      The Option agreements will specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option will in no event be greater than ten years.

Stock Appreciation Rights

      An Award of Stock Appreciation Rights ("SARs") is a grant by the Company to the recipient of the right to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. SARs are rights to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock as selected by the Committee. The value of these rights, determined by the appreciation in the number of shares of Common Stock subject to the SAR, will be evidenced by SAR agreements. An SAR will entitle the recipient to receive a payment equal to the excess of the fair market value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR.

Amendment and Termination

      The Board of Directors has authority to amend, suspend or terminate the Plan at any time. However, certain amendments require the approval of a majority of the Company's Shareholders. Without Shareholder approval, no amendment may be made: (i) increasing the maximum number of shares available for purchase under the Plan (except for adjustments for a reorganization, recapitalization, spin-off, stock split, combination, merger, or other change in the corporate structure of the Company); (ii) changing the class of employees eligible under the Plan;
(iii) modifying the maximum number of Awards that an eligible employee may receive or categories of performance goals that must be met; or (iv) changing the Plan's term or the Board of Directors' power to amend, suspend or terminate the Plan.

      The Plan will remain in effect until 5 years from the date of its adoption, unless earlier terminated by the Board of Directors. Such termination will not affect Awards outstanding under the Plan.

Federal Tax Treatment

      Except as provided below, a recipient realizes no taxable income, and the Company is not entitled to a deduction, when a Restricted Stock or Deferred Stock Award is made. When the restrictions on the shares of Restricted Stock lapse or the deferral period for Deferred Stock ends, the recipient will realize ordinary income equal to the fair market value of the shares, and, provided the applicable conditions of Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction. Upon sale of the shares, the recipient will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the recipient recognizes income.

      In the case of Awards of Restricted Stock, a recipient may choose to make an election under Section 83(b) of the Internal Revenue Code. Such an election will have the effect of including in the recipient's income the fair market value of the Restricted Stock on the date the Award is made, and, subject to the provisions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a corresponding deduction at that time. The recipient will not recognize additional income or loss as a result of the lapse of the restrictions on the Restricted Stock, nor will the Company be entitled to a deduction at such time.

      A recipient recognizes no taxable income, and the Company is not entitled to a deduction, when an Incentive Stock Option is granted or exercised. If a recipient sells shares acquired upon exercise, after complying with the requisite holding periods, any gain or loss realized upon such sale will be long-term capital gain or loss. The Company will not be entitled to take a deduction as a result of any such sale. If the recipient disposes of such shares before complying with the requisite holding periods, the recipient will recognize ordinary income equal to the excess of the sales price (or if less, the fair market value of the shares on the date of exercise) less the exercise price of the option. Any proceeds in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year, and the Company will be entitled to a corresponding deduction.

      A recipient recognizes no taxable income, and the Company is not entitled to a deduction, when a Non-Qualified Option is granted. Upon exercise of a Non-Qualified Option, a recipient will realize ordinary income in an amount equal to the excess of the fair market value of the shares over the exercise price, and, provided that the applicable conditions of Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction. Upon sale of the Option shares, the recipient will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The gain or loss is equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the recipient recognizes income with respect to the Option exercise.

      A recipient recognizes no taxable income, and the Company is not entitled to a deduction, when an SAR is granted. Upon exercising an SAR, a recipient will realize ordinary income in an amount equal to the difference between the fair market value of the stock on the date of exercise and its fair market value on the date of the grant, and, provided the applicable conditions of Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction.

      Recipients shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to the Plan. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. In the case of the payment of Awards in Common Stock or the exercise of Options or SARs, the Company shall, at the election of the recipient, have the right to retain the number of shares of Common Stock whose fair market value equals the withholding tax obligation of such employee.

Requisite Vote

      To be adopted, the Plan requires the affirmative vote of a majority of the votes cast by all Shareholders entitled to vote thereon.



              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
     FOR THE ADOPTION OF THE 2001 STOCK-BASED INCENTIVE COMPENSATION PLAN.

                              SHAREHOLDER PROPOSAL

      William Steiner, of 4 Radcliff Drive, Great Neck, New York 11024, who has represented to the Company that he is the beneficial owner of 950 shares of the Company's Common Stock, has given notice that he intends to present for action at the Annual Meeting of Shareholders the following resolution:

      "Resolved that the shareholders of Crown Cork & Seal Company, Inc. urge the Crown Cork & Seal Company, Inc. Board of Directors to arrange for the prompt sale of Crown Cork & Seal Company, Inc. to the highest bidder."

      The purpose of the Maximize Value Resolution is to give all Crown Cork & Seal Company, Inc. shareholders the opportunity to send a message to the Crown Cork & Seal Company, Inc. Board that they support the prompt sale of Crown Cork & Seal Company, Inc. to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Crown Cork & Seal Company, Inc. shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Crown Cork & Seal Company, Inc. Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution.

      The prompt auction of Crown Cork & Seal Company, Inc. should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

      The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS
                      AGAINST THE ADOPTION OF THIS PROPOSAL

      The Board of Directors of the Company believes that the approval of the proposed resolution, which the Board of Directors understands the proponent has submitted to a number of significant public companies in recent years, would not be in the best interests of the Company or its Shareholders. Consistent with its fiduciary duties to the Shareholders of the Company, the Board of Directors is committed to maximizing long-term Shareholder value. The Board of Directors believes that adoption of the proposed resolution is inconsistent with this commitment and strongly recommends that Shareholders vote against the proposal.

      The Board of Directors regularly explores strategic opportunities to increase Shareholder value. As previously announced, the Company, with the assistance of a nationally recognized financial advisor, has actively studied potential combinations and consolidations, including joint ventures, product line mergers, joint acquisitions and other portfolio changes in order to strengthen its position in the various markets in which it operates and achieve the Company's debt reduction objectives.

      The Company experienced very challenging business conditions in 2000. A number of factors beyond the control of management, such as raw material and energy price fluctuations, currency exchange rates and customer base consolidation, negatively impacted the Company's results of operations. In addition, companies with alleged asbestos liabilities were negatively impacted in 2000 by high-profile bankruptcy filings.

      In light of the conditions faced by the Company in 2000 and the other factors discussed above, the Board of Directors believes that a near term forced sale to the highest bidder would not properly recognize the long-term value of the Company and would therefore not be in the best interests of the Company and its Shareholders.



                       THE BOARD OF DIRECTORS UNANIMOUSLY
                    RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, Officers and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities & Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on the review of the copies of SEC forms received by the Company with respect to fiscal year 2000, or written representations from reporting persons, the Company believes that its Directors and Executive Officers have complied with all applicable filing requirements, except that, because of an administrative error, Arnold W. Donald was late in filing a Form 4 reporting his acquisition of 20,000 shares of Common Stock in October 2000. The acquisition was reported on his Form 4 filed on December 7, 2000.


                            PROPOSALS OF SHAREHOLDERS

      In order to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting of the Company, any Shareholder proposal intended to be presented at the meeting, in addition to meeting the shareholder eligibility and other requirements of the SEC rules governing such proposals, must be received in writing, via Certified Mail - Return Receipt Requested, by the Office of the Secretary, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, Pennsylvania 19154 not later than November 23, 2001. In addition, the Company's By-Laws currently provide that a Shareholder of record at the time that notice of the meeting is given and who is entitled to vote at the meeting may bring business before the meeting or nominate a person for election to the Board of Directors if the Shareholder gives timely notice of such business or nomination. To be timely, and subject to certain exceptions, notice in writing to the Secretary must be delivered or mailed, via Certified Mail-Return Receipt Requested, and received at the above address not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. The notice must describe various matters regarding the nominee or proposed business. Any Shareholder desiring a copy of the Company's By-Laws will be furnished one copy without charge upon written request to the Secretary.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      The firm of PricewaterhouseCoopers LLP is the independent accountant for the most recently completed fiscal year and has been selected by the Board of Directors to continue in that capacity for the current year. PricewaterhouseCoopers LLP performs annual audits of the Company's financial statements and assists the Company in the preparation of federal tax returns. A representative or representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to questions raised orally at the Meeting or submitted in writing to the Office of the Secretary of the Company before the Meeting.

                                 OTHER MATTERS

      The Board of Directors knows of no other matter which may be presented for Shareholders' action at the Meeting, but if other matters do properly come before the Meeting, or if any of the persons named above to serve as Directors are unable to serve, it is intended that the persons named in the Proxy or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

      The Company will file its 2000 Annual Report on Form 10-K with the Securities & Exchange Commission on or before March 30, 2001. A copy of the Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, may be obtained without charge by any Shareholder after March 30, 2001. Requests for copies of the Report should be sent to: Senior Vice President-Finance, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, Pennsylvania 19154.


                                            WILLIAM T. GALLAGHER
                                             Vice President, Secretary &
                                                  General Counsel


                                            Philadelphia, Pennsylvania 19154
                                            March 23, 2001

APPENDIX:

                             AUDIT COMMITTEE CHARTER

I.    Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in overseeing that the Company's management maintains:

      o An adequate system of internal controls,

      o Sound financial reporting practices, and

      o Processes to ensure compliance by the Company with all applicable laws, regulations and Company policy.

      The Audit Committee will also oversee the Company's Internal and External Audit functions.

      In addition, the Audit Committee shall maintain an effective, open avenue of communication between the independent accountants, internal auditors, senior management and the Board of Directors.

II.   Structure

      The Audit Committee shall consist of not less than three independent directors. An independent director shall be as defined by the New York Stock Exchange for the purpose of this charter. Non-independent directors may be appointed to the Audit Committee under exceptional circumstances if the Board of Directors believes that membership on the Audit Committee is in the best interests of the Company and its shareholders. Exceptions are subject to Board approval and will be documented in the Board's meeting minutes.

      All members of the Audit Committee will have a working familiarity of basic finance and accounting practices. At least one member of the Audit Committee will have accounting or financial management expertise.

III.  Meetings

      Meetings will occur as follows:

      1. The Audit Committee shall meet quarterly, by telephone conference or in person, prior to the release of earnings to the public.

      2. The Audit Committee shall meet prior to the Annual Meeting of Shareholders of Common Stock and at a convenient date in the fourth quarter.

      3. The Audit Committee shall meet at any other convenient date on an as-needed basis.

      The Audit Committee may ask members of management or others to attend Audit Committee meetings and provide pertinent information when needed.

      At least half the members of the Audit Committee will constitute a quorum with a majority of votes of those Committee members present at a meeting in which a quorum has been established being sufficient to adopt a resolution or otherwise take action.

IV.   Functions and Responsibilities

Internal Control

      1. Review with management, internal auditors and independent auditors the adequacy and effectiveness of the Company's internal controls in managing risk.

      2. Examine internal and independent  auditors'  findings of weaknesses and
recommendations   for  the  improvement  of  the  internal   controls.   Monitor
management's implementation of internal control recommendations.

      3. Consider the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.

Financial Reporting

      1. Review the quarterly and annual financial statements prior to release to the public.

      2. Discuss any changes in accounting principles, significant judgmental areas and significant or complex transactions that occurred. Consider management's handling of proposed audit adjustments identified by the independent auditors.

      3. Consult with the internal auditors, independent auditors and accounting personnel on the integrity of the internal and external financial reporting process. Determine if key reporting objectives are being met.

      4. Discuss with the independent auditors the quality of the Company's accounting policies and reported earnings.

      5. Discuss the nature of interim financial statements with independent auditors to monitor that quarterly financial statements are consistent with year-end reporting.

      6. Issue any letters for inclusion in the annual report and Form 10-K providing disclosures as required by SEC regulations.

Independent Auditors

      1. Serve together with the Board of Directors as the authority to which the independent auditors report. The Audit Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

      2. Engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

      3. Obtain a formal written statement, on a periodic basis, delineating all relationships between the independent auditors and the Company. The Audit Committee is responsible for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

      4. Review the audit scope and approach of the independent auditors' examinations and direct the auditors to areas that, in the Audit Committee's opinion, require more attention.

      5. Discuss with the independent auditors any significant findings or problems encountered while performing the audit.

      6. Determine the appropriateness of the fees for the audit and non-audit services provided by the independent auditors.

Internal Auditors

      1. Review and examine the objectivity, effectiveness and resources of the Internal Audit Department.

      2. Concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

      3. Review the internal audit plan for the current year and review the risk assessment procedures used to identify projects included in this plan.

      4. Review, with the Director of Internal Audit, the results of internal audit activities and progress with respect to the internal audit plan.

General

      1. Ensure that a Code of Ethics is formalized in writing and review management's monitoring of compliance with the Company's Code of Ethics.

      2. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Code of Ethics.

      3. Review legal and regulatory matters that may have a material impact on the financial statements and the related compliance policies and procedures.

      4. Initiate investigations on any matters within the scope of the Audit Committee's responsibilities.

      5. Review and assess, at least annually, the Audit Committee's charter and submit the charter for approval of the Board.

      6. Perform other oversight functions as requested by the Board of Directors.

V.    Reporting Responsibilities

      The Audit Committee is an arm of, and responsible to, the Board of Directors to which it directly reports. The Audit Committee is responsible for periodically updating the Board of Directors about Audit Committee activities and making appropriate recommendations.

                         CROWN CORK & SEAL COMPANY, INC.

                  2001 STOCK-BASED INCENTIVE COMPENSATION PLAN


                            Adopted February 22, 2001

                         CROWN CORK & SEAL COMPANY, INC.

                  2001 STOCK-BASED INCENTIVE COMPENSATION PLAN

     1. Purpose of the Plan

     The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued employees by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such employees.

     2. Definitions

          2.1 "Affiliate" means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

          2.2 "Award" means an award of Deferred Stock, Restricted Stock, Options or SARs under the Plan.

          2.3 "Board" means the Board of Directors of the Company.

          2.4 "Cause" means: (i) the Participant's willful misconduct or gross negligence in connection with the performance of the Participant's duties for the Company, its Subsidiaries or Affiliates; (ii) the Participant's conviction of, or a plea of nolo contendre to, a felony or a crime involving fraud or moral turpitude; (iii) the Participant's engaging in any business that directly or indirectly competes with the Company, its Subsidiaries or Affiliates; or (iv) disclosure of trade secrets, customer lists or confidential information of the Company, its Subsidiaries or Affiliates to a competitor or unauthorized person.

          2.5 "Code" means the Internal Revenue Code of 1986, as amended.

          2.6 "Common Stock" means the common stock of the Company, par value $5.00 per share, or such other class or kind of shares or other securities resulting from the application of Section 10.

          2.7 "Company" means Crown Cork & Seal Company, Inc., a Pennsylvania corporation, or any successor corporation.

          2.8 "Committee" means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least two members, each of whom shall be a member of the Board, a Non-Employee Director and an Outside Director

          2.9 "Deferred Stock" means an Award made under Section 6 of the Plan to receive Common Stock at the end of a specified Deferral Period.

          2.10 "Deferral Period" means the period during which the receipt of a Deferred Stock Award under Section 6 of the Plan will be deferred.

          2.11 "Disability" means disabled within the meaning of Section 22(e)(3) of the Code.

          2.12 "Employee" means an officer or other key employee of the Company, a Subsidiary or an Affiliate including a director who is such an employee.

          2.13 "Fair Market Value" means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded.

          2.14 "Holder" means an Employee to whom an Award is made.

          2.15 "Incentive Stock Option" means an Option intended to meet the requirements of an incentive stock option as defined in section 422 of the Code and designated as an Incentive Stock Option.

          2.16 "1934 Act" means the Securities Exchange Act of 1934, as amended.

          2.17 "Non-Employee Director" means a member of the Board who meets the definition of a "non-employee director" under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

          2.18 "Non-Qualified Option" means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

          2.19 "Option" means any stock option granted from time to time under
Section 8 of the Plan.

          2.20  "Outside  Director"  means a member  of the  Board who meets the
definition   of  an   "outside   director"   under   Treasury   Regulation   ss.
1.162-27(e)(3)(i).

          2.21 "Plan" means the Crown Cork & Seal Company, Inc. 2001 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

          2.22 "Restricted Stock" means Common Stock awarded by the Committee under Section 7 of the Plan.

          2.23 "Restriction Period" means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

          2.24 "SAR" means a stock appreciation right awarded by the Committee under Section 9 of the Plan.

          2.25 "Retirement" means retirement from the active employment of the Company, a Subsidiary or an Affiliate pursuant to the relevant provisions of the applicable pension plan of such entity or as otherwise determined by the Board.

          2.26 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.27 "Ten Percent Shareholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

     3. Eligibility

          Any Employee is eligible to receive an Award.

     4. Administration and Implementation of Plan

          4.1 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Employee, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Holders.

          4.2 The Committee's powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Restricted Stock, Deferred Stock or some combination thereof; to determine whether, to what extent and under what circumstances an Award is made and operates on a tandem basis with other Awards made hereunder; to determine whether, to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, either automatically or at the election of the Holder (including the power to add deemed earnings to any such deferral); to grant Awards (other than Incentive

Stock Options) that are transferable by the Holder; and to determine the effect, if any, of a change in control of the Company upon outstanding Awards. Upon a change in control, the Committee may, at its discretion, (i) fully vest all Awards made under the Plan, (ii) cancel any outstanding Awards in exchange for a cash payment of an amount equal to the difference between the then Fair Market Value of the Award less the option or base price of the Award, (iii) after having given the Award Holder a chance to exercise any outstanding Options or SARs, terminate any or all of the Award Holder's unexercised Options or SARs, or
(iv) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding Awards with comparable awards.

          4.3 The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Award in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to a Holder by the Award and as long as the amended Award comports with the terms of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Holders.

          4.4 The Committee may condition the grant of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the Holder's achievement of a Performance Goal that is established by the Committee before the grant of the Award. For this purpose, a "Performance Goal" shall mean a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on shareholder equity of the Company, (vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (vii) cash flow of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (viii) return on total assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (ix) return on invested capital of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (x) return on net assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xi) operating income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), or (xii) net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof). The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before granting an Award or permitting the lapse of any Deferral or Restriction Period subject to this Section, the Committee shall certify that an individual has satisfied the applicable Performance Goal.

     5. Shares of Stock Subject to the Plan

          5.1 Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Awards under the Plan shall be 6,000,000 shares.

          5.2 The maximum number of shares of Common Stock subject to Awards that may be granted to any Employee shall not exceed 500,000 during any calendar year (the "Individual Limit"). Subject to Section 5.3, Section 10 and Section 13.6, any Award that is canceled or repriced by the Committee shall count against the Individual Limit. Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on Awards of any transaction or event described in Section 10.

          5.3 Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

     6. Deferred Stock

          An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period or periods. Such an Award shall be subject to the following terms and conditions:

          6.1 Deferred Stock Awards shall be evidenced by Deferred Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

          6.2 Upon determination of the number of shares of Deferred Stock to be awarded to a Holder, the Committee shall direct that the same be credited to the Holder's account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 6.5 hereof. Prior to issuance and delivery hereunder the Holder shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Holder's account.

          6.3 Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Holder currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Deferred Stock agreement.

          6.4 The Committee may condition the grant of an Award of Deferred Stock or the expiration of the Deferral Period upon the Employee's achievement of one or more Performance Goal(s) specified in the Deferred Stock agreement. If the Employee fails to achieve the specified Performance Goal(s), the Committee shall not grant the Deferred Stock Award to the Employee, or the Holder shall forfeit the Award and no Common Stock shall be transferred to him pursuant to the Deferred Stock Award. Dividends paid during the Deferral Period on Deferred Stock subject to a Performance Goal shall be reinvested in additional Deferred Stock and the lapse of the Deferral Period for such Deferred Stock shall be subject to the Performance Goal(s) previously established by the Committee.

          6.5 The Deferred Stock agreement shall specify the duration of the Deferral Period taking into account termination of employment on account of death, Disability, Retirement or other cause. The Deferral Period may consist of one or more installments. At the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment credited to the account of a Holder shall be issued and delivered to the Holder (or, where appropriate, the Holder's legal representative) in accordance with the terms of the Deferred Stock agreement. The Committee may, in its sole discretion, accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award.

     7. Restricted Stock

          An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Employee, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

          7.1 Restricted Stock shall be evidenced by Restricted Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

          7.2 Upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

          7.3 During the Restriction Period the Holder shall have the right to receive dividends from and to vote the shares of Restricted Stock.

          7.4 The Committee may condition the grant of an Award of Restricted Stock or the expiration of the Restriction Period upon the Employee's achievement of one or more Performance Goal(s) specified in the Restricted Stock

Agreement. If the Employee fails to achieve the specified Performance Goal(s), the Committee shall not grant the Restricted Stock to the Employee, or the Holder shall forfeit the Award of Restricted Stock and the Common Stock shall be forfeited to the Company.

          7.5 The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including termination of employment on account of death, Disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder's legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

     8. Options

          Options give an Employee the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

          8.1 Option Grants: Options shall be evidenced by Option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

          8.2 Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, in the case of grants of Incentive Stock Options, shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant. The option price per share for Non-Qualified Options may be less than the Fair Market Value of a share of Common Stock on the date of grant.

          8.3 Term of Options: The Option agreements shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than fifteen years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder and ten years in the case of all other Incentive Stock Options).

          8.4 Incentive Stock Options: Each provision of the Plan and each Option agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of the Option agreement thereof that cannot be so construed shall be disregarded. In no event may a Holder be granted an Incentive Stock Option which does not comply with such grant and vesting limitations as may be prescribed by section 422(b) of the Code. Incentive Stock Options may not be granted to employees of Affiliates.

          8.5 Restrictions on Transferability: No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 8.

          8.6 Payment of Option Price: The option price of the shares of Common Stock upon the exercise of an Option shall be paid: (i) in full in cash at the time of the exercise or, (ii) with the consent of the Committee, in whole or in part in Common Stock held by the Holder for at least six months valued at Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock which has been held by the Holder for at least six months (based on the fair market value of the Restricted Stock on the date the Option is exercised, as determined by the Committee). In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.

          8.7 Termination by Death: If a Holder's employment by the Company, a Subsidiary or Affiliate terminates by reason of death, any Option granted to such Holder may thereafter be exercised (to the extent such Option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant) by, where appropriate, the Holder's transferee or by the Holder's legal representative, for a period of 12 months from the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

          8.8 Termination by Reason of Disability: If a Holder's employment by the Company, a Subsidiary or Affiliate terminates by reason of Disability, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder's transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, for a period of 24 months or such shorter term as determined by the Committee (12 months in the case of an Incentive Stock Option) from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter.

          8.9 Termination by Reason of Retirement: If a Holder's employment by the Company, a Subsidiary or Affiliate terminates by reason of Retirement, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder's transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, for a period of 5 years or such shorter term as determined by the Committee (12 months in the case of an Incentive Stock Option) from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter.

          8.10 Termination Not for Cause: If a Holder's employment by the Company, a Subsidiary or Affiliate is terminated by the Company, the Subsidiary or Affiliate not for Cause, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder's transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, for a period of 60 days or such shorter term as determined by the Committee from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter.

          8.11 Termination for Cause or Other Reason: If a Holder's employment with the Company, a Subsidiary or Affiliate is terminated by the Company, the Subsidiary or Affiliate for Cause, or otherwise terminates for any any reason not specified in this Section 8 (including a voluntary termination), all unexercised Options awarded to the Holder shall terminate on the date of such termination.

     9. Stock Appreciation Rights

          SARs give the Employee the right to receive, upon exercise of the SAR, the increase in the Fair Market Value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. The grant of SARs shall be subject to the following terms and conditions:

          9.1 SARs are rights to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock as selected by the Committee. The value of these rights, which are determined by the appreciation in the number of shares of Common Stock subject to the SAR, shall be evidenced by SAR agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the committee shall deem advisable. An SAR may be granted in tandem with all or a portion of a related Option under the Plan ("Tandem SAR"), or may be granted separately ("Freestanding SAR"). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable.

          9.2 The base price of a Tandem SAR shall be the option price under the related Option. The base price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Freestanding SAR.

          9.3 An SAR shall entitle the recipient to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Deferred Stock, in shares of Restricted Stock or any combination, as the Committee shall determine. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to
Section 8. Conversely, if the related option is exercised as to some or all of the shares of Common Stock covered by the grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

          9.4 SARs shall be subject to the same terms and conditions applicable to Options as stated in sections 8.3, 8.5, 8.7, 8.8, 8.9, 8.10 and 8.11. SARs shall also be subject to such other terms and conditions not consistent with the Plan as shall be determined by the Committee.

     10. Adjustments upon Changes in Capitalization

          In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the

Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Holder.

     11. Effective Date, Termination and Amendment

          The Plan shall become effective on February 22, 2001, subject to shareholder approval. Options granted under the Plan prior to such shareholder approval shall expressly not be exercisable prior to such approval. The Plan shall remain in full force and effect until the earlier of five years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval which shall (i) increase (except as provided in Section 10) the total number of shares available for issuance pursuant to the Plan; (ii) change the class of employees eligible to be Holders; (iii) modify the Individual Limit (except as provided Section 10) or the categories of Performance Goals set forth in Section 4.4; or (iv) change the provisions of this Section 11. Termination of the Plan pursuant to this Section 11 shall not affect Awards outstanding under the Plan at the time of termination.

     12. Transferability

          Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Holder during his lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

     13. General Provisions

          13.1 Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, a Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment of any Employee at any time.

          13.2 For purposes of this Plan, transfer of employment between the company and its Subsidiaries and Affiliates shall not be deemed termination of employment.

          13.3 Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. In the case of the payment of Awards in the form of Common Stock, or the exercise of Options or SARs, the Company shall, at the election of the Holder, have the right to retain the number of shares of Common Stock whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes. Agreements evidencing such Awards shall contain appropriate provisions to effect withholding in this manner.

          13.4 Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the committee, be necessary or desirable to further the purpose of the Plan.

          13.5 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Pennsylvania and construed accordingly.

          13.6 The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, except as provided in Section 10, no Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the Award. The Committee may amend Awards without the consent of the Holder, except in the case of amendments adverse to the Holder, in which case the Holder's consent is required to any such amendment.

CROWN CORK & SEAL COMPANY, INC.
One Crown Way, Philadelphia, PA 19154
PROXY FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 26, 2001

The undersigned  hereby appoints John W. Conway,  Alan W. Rutherford and William
T. Gallagher as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of stock of Crown Cork & Seal Company, Inc. held of record by the undersigned on March 13, 2001 at the Annual Meeting of Shareholders to be held on April 26, 2001 or any adjournments thereof, for the items shown below and in any other matter that may properly come before the Meeting:

P
R
O
X
Y

1. FOR the election of a Board of nine Directors:
Jenne K. Britell, John W. Conway, Arnold W. Donald, Marie L. Garibaldi, John B. Neff, James L. Pate, Thomas A. Ralph, Alan W. Rutherford and Harold A. Sorgenti.

2.  FOR a  resolution  to  adopt  the  Crown  Cork &  Seal  Company,  Inc.  2001
Stock-Based   Incentive   Compensation   Plan,  which  the  Board  of  Directors
unanimously recommends.

3. AGAINST a Shareholder proposal that the Company consider a Maximize Value Resolution, which the Board of Directors unanimously opposes.


(change of address/comments)

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

(If you have written in the above space, please mark the corresponding box on the reverse side.)

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                              ------------------
                                                              |SEE REVERSE SIDE|
                                                              ------------------

--------------------------------------------------------------------------------

[LOGO] CROWN CORK & Seal


            The 2001 Annual Meeting of Shareholders will be held on April 26, 2001 at 9:30 a.m. at the Company's Technical Center:

                 Crown Cork & Seal Company, Inc.
                 William J. Avery Technical Center
                 11535 So. Central Avenue
                 Alsip, IL 60482-2523
                 Main Phone: (708) 239-5000
x        Please mark your
         votes as in this
         example.


------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
This proxy, when properly executed, will be voted in the manner directed herein by the Shareholder. If no direction is made, this proxy will be voted "FOR" Proposal 1 and Proposal 2 and "AGAINST" Proposal 3.

--------------------------------------------------------------------------------

The Board of Directors recommends a vote for Proposal 1 and Proposal 2.

--------------------------------------------------------------------------------

                                                     FOR       WITHHELD
1. Election of Directors (See Reverse Side)          [  ]        [  ]


For, except vote withheld from the following nominee(s):

------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Resolution to adopt the Crown Cork & Seal Company, Inc. 2001 Stock-Based Incentive Compensation Plan.
                                        FOR      AGAINST     ABSTAIN
                                        [  ]       [  ]        [  ]

--------------------------------------------------------------------------------

The Board of Directors recommends a vote AGAINST Proposal 3.

3. Shareholder proposal that the Company consider a Maximize Value Resolution

                                        FOR      AGAINST     ABSTAIN
                                        [  ]       [  ]        [  ]

--------------------------------------------------------------------------------

If you receive more than one Annual  Report at the
address  set forth on the  proxy  card and have no              [   ]
need for the extra copy, please check the box at the right. This will not affect the distribution of proxy materials.

MARK HERE FOR ADDRESS
CHANGE AND NOTE ON                                              [   ]
REVERSE SIDE







SIGNATURE(S)

------------------------------------------------------------------------
DATE

------------------------------------------------------------------------

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

Fold and Detach Here